United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June  19, 2008
Boomerang Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10176	22-2306487

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
355 Madison Avenue, Morristown, New Jersey 07960

(Address of principal executive offices)
Registrant’s telephone number, including area code: (973) 538-1194

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 7 — Regulation FD

Item 7.01.	Regulation FD Disclosure.

On June 19, 2008, we issued a press release disclosing that our shares of Common Stock are currently being quoted on the OTC Pink Sheets. A copy of the press release is attached hereto as Exhibit 99.1.

The information disclosed in this Item 7.01 and the related exhibit are being furnished solely to comply with Regulation FD and are not considered to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are not subject to the liabilities of that section unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Exchange Act. By filing this Current Report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this Current Report on Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(a)	Exhibits.
99.1	Press Release dated June 19, 2008 (furnished, not filed).

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boomerang Systems, Inc.
Dated: June 20, 2008	By:	/s/ Joseph R. Bellantoni
Joseph R. Bellantoni
Chief Financial Officer